EXECUTION

AMENDMENT NUMBER ONE
to the
Second Amended and Restated Mortgage Loan Participation Purchase and Sale Agreement
dated as of February 2, 2022
between
BANK OF AMERICA, N.A.
and
LOANDEPOT.COM, LLC
THIS AMENDMENT NUMBER ONE (this “Amendment”) is made as of the 27th day of April, 2022, by and between Bank of America, N.A. (“Purchaser”) and loanDepot.com, LLC (“Seller”) to the Second Amended and Restated Mortgage Loan Participation Purchase and Sale Agreement, dated as of February 2, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), between Purchaser and Seller.
WHEREAS, Seller has requested and Purchaser agrees to amend the Agreement as more specifically set forth herein; and
WHEREAS, as of the date hereof, Seller represents to Purchaser that, after giving effect to this Amendment, it is in compliance with all of the representations and warranties and all of the affirmative and negative covenants set forth in the Agreement and is not in default under the Agreement.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:
SECTION 1.Amendments. Effective as of the date hereof, the Agreement is hereby amended as follows:
(a)Section 1 of the Agreement is hereby amended by deleting the definitions of “Discount Rate”, “Scheduled Unavailability Date”, “SOFR”, “Successor Rate” and “Term SOFR” in their entirety and replacing them with the following, respectively:
“Discount Rate”: With respect to each Participation Certificate, a discount rate determined as of the related Purchase Date equal to (a) the greater of (i) the Term SOFR or any Successor Rate, and (ii) 0%, plus (b) the Applicable Percentage.
“Scheduled Unavailability Date”: As defined in Section 30(a) of this Agreement.
“SOFR”: The secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator).
“Successor Rate”: As defined in Section 30(a) of this Agreement.
“Term SOFR”: The rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of the relevant period for the computation of the Discount Rate, with a term equivalent to one month; provided that if the rate is not published prior to 11:00 a.m. on such determination date, then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such relevant period.
(b) Section 1 of the Agreement is hereby further amended by inserting the following new definitions in the appropriate alphabetical order:
“CME”: CME Group Benchmark Administration Limited.

“Conforming Changes”: With respect to the use, administration of or any conventions associated with SOFR, Term SOFR or any proposed Successor Rate, as applicable, any conforming changes to the definitions of “SOFR”, “Term SOFR” and “Discount Rate”, timing and frequency of determining rates and making payments of any amount calculated on the basis of the Discount Rate and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, length of lookback periods) as may be appropriate, in the discretion of Purchaser, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by Purchaser in a manner substantially consistent with market practice (or, if Purchaser decides that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate(s) exists, in such other manner of administration as Purchaser determines in good faith is necessary in connection with the administration of this Agreement and the other Program Documents).
“Daily Simple SOFR”: With respect to any applicable determination date means the secured overnight financing rate published on such date by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source), plus the SOFR Adjustment for such relevant period.
“SOFR Adjustment”: With respect to Daily Simple SOFR and Term SOFR, 0.10% (10 basis points).
“Term SOFR Replacement Date”: As defined in Section 30(a) of this Agreement
“Term SOFR Screen Rate”: The forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to Purchaser) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by Purchaser from time to time).

“U.S. Government Securities Business Day”: Any Business Day, except any Business Day on which any of the SIFMA, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.
(c) Section 1 of the Agreement is hereby further amended by deleting the definitions of “One-Month LIBOR”, “SOFR-Based Rate” and “Successor Rate Conforming Changes” and any and all references thereto in their entirety.
(d) Section 30 of the Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:
Section 30. Replacement of Term SOFR or Successor Rate. Notwithstanding anything to the contrary herein or in any other Program Document:
(a) If Purchaser determines (which determination shall be conclusive absent manifest error), or Seller notifies Purchaser that Seller has determined that: (i) adequate and reasonable means do not exist for ascertaining Term SOFR, including, without limitation because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or (ii) CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over Purchaser or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to Purchaser, that will continue to provide Term SOFR after such specific date (the latest date on which Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely (the “Scheduled Unavailability Date”)), then, on a date and time determined by Purchaser (any such date, the “Term SOFR Replacement Date”), which date shall be, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any other Program Document with Daily Simple SOFR for any payment period used to calculate any amount based on the Discount Rate that can be determined by Purchaser, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Program Document (the “Successor Rate”).
(b) (i) If prior to any payment date, Purchaser determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in Section 30(a)(i) or (ii) have occurred with respect to the Successor Rate then in effect, then in each case, Purchaser and Seller may amend this Agreement solely for the purpose of replacing Term SOFR or any then current Successor Rate in accordance with this Section 30 for the calculation of any amount based on the Discount Rate payable on such relevant payment date with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated mortgage loan financing facilities for such alternative benchmark, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated mortgage loan financing facilities for such benchmark, which adjustment or method for calculating such adjustment shall be published on an information service as selected by Purchaser from time to time in its sole good faith discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments shall constitute a “Successor Rate”. Any such proposed rate and adjustment shall become effective at 5:00 p.m. (New York City time) on the fifth Business Day after Purchaser shall have posted such proposed rate and adjustment to Seller.
(c) Purchaser will promptly (in one or more notices) notify Seller of the implementation of any Successor Rate.
(d) Any Successor Rate shall be applied consistent with market practice; provided that to the extent such market practice is not administratively feasible for Purchaser, such Successor Rate shall be applied in a manner as otherwise determined by Purchaser in its sole good faith discretion.
(e) In connection with the implementation of a Successor Rate, Purchaser will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Program Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
SECTION 2.Fees and Expenses. The Seller agrees to pay to Purchaser all fees and out of pocket expenses incurred by Purchaser in connection with this Amendment, including all reasonable fees and out of pocket costs and expenses of the legal counsel to Purchaser incurred in connection with this Amendment, in accordance with Section 22(a) of the Agreement.
SECTION 3.Defined Terms. Any terms capitalized but not otherwise defined herein should have the respective meanings set forth in the Agreement.
SECTION 4.Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.
SECTION 5.Representations. In order to induce Purchaser to execute and deliver this Amendment, Seller hereby represents to Purchaser that as of the date hereof, after giving effect to this Amendment, (i) Seller is in full compliance with all of the terms and conditions of the Program Documents and remains bound by the terms thereof, and (ii) no Potential Default or Event of Default or servicing termination event (as described in Section 6(f) of the Agreement) has occurred and is continuing under the Program Documents.

SECTION 6.Governing Law. This Amendment shall be construed in accordance with the laws of the State of New York without regard to any conflicts of law provisions (except for Sections 5-1401 and 5-1402 of the New York General Obligations Law) and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York, except to the extent preempted by federal law.
SECTION 7.Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.
SECTION 8.Counterparts. This Amendment and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Amendment (each a “Communication”) may be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Amendment may be executed simultaneously in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same agreement. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by Purchaser of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Electronic Signatures and facsimile signatures shall be deemed valid and binding to the same extent as the original. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
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IN WITNESS WHEREOF, Purchaser and Seller have caused this Amendment to be executed and delivered by their duly authorized officers as of the day and year first above written.

BANK OF AMERICA, N.A., as Purchaser By: ________________________________ Name: Title:	LOANDEPOT.COM, LLC, as Seller By: ________________________________ Name: Title:

Signature Page to Amendment No. 1 to Second A&R Purchase and Sale Agreement (BANA/loanDepot)